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                                                                   EXHIBIT 5.1

 [LETTERHEAD OF GUNDERSON DETTNER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP]

                               November __, 1996


International Wireless Communications Holdings, Inc.
400 South El Camino Real, Suite 1275
San Mateo, CA 94402

     Re:  International Wireless Communications Holdings, Inc.
          Registration Statement on Form S-1
          File No. 333-11987


Ladies and Gentlemen:

          We have acted as special counsel to International Wireless Communications Holdings, Inc., a Delaware corporation ("IWCH"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 (the "Registration Statement") filed on behalf of IWCH with the Securities and Exchange Commission (the "Commission") relating to the registration of $196,720,000 aggregate principal amount of IWCH's 14% Senior Secured Discount Notes due 2001 (the "New Notes"), which are to be offered in exchange for an equivalent principal amount of IWCH's currently outstanding 14% Senior Secured Discount Notes due 2001 (the "Old Notes"), all as more fully described in the Registration Statement. The New Notes will be issued under IWCH's Indenture dated as of August 15, 1996 (the "Indenture") between IWCH and Marine Midland Bank, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

           This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

           In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of IWCH, as currently in effect; (iii) the By-laws of IWCH, as currently in effect; (iv) the Indenture; (v) the form of the New Notes; and (vi) resolutions of the Board of Directors of IWCH relating to, among other things, the issuance and exchange of the New Notes for the Old Notes and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

           In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic

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International Wireless Communications Holdings, Inc.
November __, 1996
Page 2


copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of IWCH and others.

     Our opinions expressed herein are subject to the following assumptions and qualifications:

     (A) Our opinions set forth in paragraph 2 below are subject to the qualification that the enforceability of the New Notes may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally;
(ii) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (iii) without limiting the generality of the foregoing, the effect of applicable court decisions and statutes which indicate that provisions of the New Notes which permit any Person to take action or make determinations may be subject to a requirement that such action taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of such Person. For the reasons set forth above, certain rights, remedies and waivers contained in the New Notes may be unenforceable in whole or in part, but (subject to the other exceptions, qualifications and limitations set forth in this letter) such unenforceability does not affect the validity of the New Notes taken as a whole, which taken as a whole, together with applicable law, contain adequate provisions for the practical realization of the principal benefits provided thereby (although such realization may be subject to delay as a consequence thereof).

     (B)   We express no opinion as to:

           (i) provisions prohibiting waivers of any terms or provisions or the New Notes other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

           (ii) the enforceability under certain circumstances of provisions indemnifying a party against, or requiring contribution toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

           (iv) the enforceability under certain circumstances of provision of the New Notes pursuant to which the IWCH agrees to make payments without set-off, defense or counterclaim;

           (v) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining
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to the New Notes;

           (vi) provisions purporting to waive statutory or common law rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, and provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights and defenses to obligations, in each case to the extent such rights or defenses are not waivable under applicable law;

           (vii) provisions imposing a penalty or fee in the event of delinquency or default, or a prepayment charge, fee or penalty based upon a percentage or fraction of the of the amount prepaid or the amount outstanding under the New Notes; and

           (viii) any matters relating to the perfection or priority of any security interests granted with respect to or that secure the obligations evidenced by the New Notes.

     (C) We note that the New Notes state that they are to be governed by the laws of the State of New York, without regard to the principles of conflict of laws. Our opinions set forth in paragraph 2 below assume that, with respect to any matter, the internal laws of the State of New York would not differ from the internal laws of the State of California.

           Based upon and subject to the foregoing, we are of the opinion that:

           1. The issuance and exchange of the New Notes for the Old Notes have been duly authorized by requisite corporate action on the part of IWCH.

           2. The New Notes will be valid and binding obligations of IWCH entitled to the benefits of the Indenture and enforceable against IWCH in accordance with their terms (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus with respect to the New Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture; and (iv) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus.

           The foregoing opinions are limited to the laws of the United States, the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

           We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by
Section 7 of the Securities Act.

                                   Very truly yours,

                                   GUNDERSON DETTMER STOUGH
                                   VILLENEUVE FRANKLIN & HACHIGIAN, LLP